                               AMENDMENT NO. 1 TO
                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

        Check the appropriate box:

        [ ]   Preliminary Information Statement      [ ]   Confidential, for Use
                                                           of the Commission Only
                                                           (as permitted by Rule 14c-5(d)(2))
        [X]   Definitive Information Statement

                                  TEKRON, INC.
                  (Name of Registrant As Specified in Charter)

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         [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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                        applies:

                  (2)   Aggregate number of securities to which transaction
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                  (3)   Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (set forth
                        the amount on which the filing fee is calculated and
                        state how it was determined):

                  (4)   Proposed maximum aggregate value of transaction:

                  (5)   Total fee paid:

         [ ]   Fee paid previously with preliminary materials

         [ ]   Check box if any part of the fee is offset as provided by
               Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount Previously Paid:

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                  (4)   Date Filed:

                                  TEKRON, INC.

TO OUR STOCKHOLDERS:

         This information statement is being provided to the stockholders of
Tekron, Inc. Our Board of Directors approved, and recommended the approval by our stockholders, of an amendment to our Certificate of Incorporation increasing our authorized shares of common stock, par value $0.001 per share ("Common
Stock"), from 20,000,000 shares to 100,000,000 shares. Our stockholders holding a majority of our issued and outstanding shares of Common stock on December 5,
2002, approved the amendment to our Certificate of Incorporation by written consent dated December 5, 2002.

         As a matter of regulatory compliance we are sending you this
Information Statement which describes the purpose and provisions of the contemplated increase in our authorized shares of Common Stock.

                                               For the Board of Directors of
                                               TEKRON, INC.

                                               By: /s/ Luigi Brun
                                               --------------------------------
                                                       Luigi Brun, President

                                  TEKRON, INC.

                             26 Voyager Court, South
                       Etobicoke, Ontario, Canada M9W 5M7

                              INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

     This Information Statement is being furnished to the stockholders of
Tekron, Inc., a Delaware corporation, in connection with the adoption of an amendment to the Company's Certificate of Incorporation (the "Amendment") by the
written consent of the holders of a majority of the Company's issued and outstanding shares of common stock, par value $0.001 per share ("Common Stock").
The purpose of adoption of the Amendment is to increase the authorized Common
Stock from 20,000,000 shares to 100,000,000 shares (the "Recapitalization"). The
Company's Board of Directors, on December 5, 2002, approved the Amendment and recommended by written consent that the Amendment be approved by our stockholders. Our stockholders holding a majority of our issued and outstanding shares of Common Stock approved the Amendment by written consent dated December
5, 2002. The approved Amendment, a copy of which is attached hereto as Exhibit
A, will become effective when filed with the Secretary of State of the State of
Delaware. The Company anticipates that the filing of the Amendment will occur on or about January 15, 2002, at least 20 days after the date this Information
Statement is first mailed to our stockholders (the "Effective Date"). If the proposed Amendment had not been adopted by written consent, it would have had to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General
Corporation Law (the "Laws of Delaware") which provides that the written consent of stockholders holding at least a majority of the issued and outstanding shares of stock the Company entitled to vote, may be substituted for such a special meeting. Pursuant to Section 228 of the Laws of Delaware, the Amendment was
required to be approved by the holders of a majority of our issued and outstanding Common Stock. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority of our issued and outstanding
Common Stock.

     Credit Suisse Bank, National Bank, UBS Bank, and Luigi Brun, who own in the
aggregate 13,000,000 shares of our Common Stock representing approximately 65%
of the issued and outstanding shares of our Common Stock, have given their written consent to the adoption of the Amendment described in this Information
Statement. A copy of the Amendment effectuating the Recapitalization is set forth as Exhibit A to this Information Statement.

     We propose to first send this Information Statement to our stockholders on or about December 26, 2002. The record date established by us for purposes of determining (i) our stockholders entitled to consent to the adoption of the
Amendment, (ii) the number of outstanding shares of our Common Stock, and (iii)
our stockholders entitled to receive this Information Statement, was December 5,
2002 (the "Record Date").

     Pursuant to the Laws of Delaware, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as we will have provided this Information Statement to our stockholders of record on the
Record Date, no additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Laws of Delaware are afforded to our stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES
     Our principal executive offices are located at 26 Voyager Court, South,
Etobicoke, Ontario, Canada M9W 5M7. Our telephone number is (519) 661-0609.

                    OUTSTANDING COMMON STOCK OF TEKRON, INC.

     As of the Record Date, there were 19,895,000 shares of our Common Stock issued and outstanding. The Common Stock constitutes the sole class of our voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

     The following table sets forth Common Stock ownership information as of the
Record Date with respect to (i) each person known to us to be the beneficial owner of more than 5% of our issued and outstanding Common Stock; (ii) each of our directors and executive officers; (iii) each of the stockholders consenting to the Amendment; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the business address of each person listed is
26 Voyager Court, South, Etobicoke, Ontario, Canada M9W 5M7.

Name of                        Shares Beneficially Owned
Beneficial Owner               Number            Percent

Credit Suissse Bank (1)       4,000,000          20.11%
National Bank (2)             2,800,000          14.07%
UBS Bank (3)                  3,000,000          15.08%
Luigi Brun (4)                3,200,000          16.08%
James Kouvarakos (5)          1,000,000           5.03%
Donald Douglas (6)              200,000           1.01%
Jae Jwan Jang (7)               200,000           1.01%
Ted Malatesta (8)               200,000           1.01%
All officers and directors
   as a group (5 persons)     4,800,000          24.12%
___________________

(1)   Andreas Businger has investment and voting control over the securities beneficially owned by Credit Suisse.
(2)   Robert Nash has investment and voting control over the securities beneficially owned by National Bank.
(3)   Marco Zeloni has investment and voting control over the securities beneficially owned by UBS.
(4)   Mr. Brun is our President, Secretary and a Director.
(5)   Mr. Kouvarakos is our Treasurer and a Director.
(6)   Mr. Douglas is a Director.
(7)   Mr. Jang is a Director.
(8)   Mr. Malatesta is a Director.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK
                  FROM 20,000,000 SHARES TO 100,000,000 SHARES

     On December 5, 2002, our Board of Directors voted unanimously to authorize and recommend that our stockholders approve a proposal to effect the
Recapitalization by adopting the Amendment. On December 5, 2002, stockholders holding a majority of our issued and outstanding Common Stock approved by written consent the Recapitalization by adopting the Amendment.

     The Company proposes to utilize the additional shares of authorized Common
Stock provided for in the Amendment, from time to time, as the need may arise, in connection with future opportunities for expanding the Company's business through investments or acquisitions, equity financing, management incentive plans, employee benefit plans, and for other purposes.

     The Company has no current plan to issue any of the additional shares of
Common Stock to be authorized by the proposed amendment.

     Authorized but unissued shares of the Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable corporate law or stock exchange policies.

     The Recapitalization will effect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, unless and until additional shares of Common Stock authorized through the Amendment are issued.

     The Recapitalization will have the following effects upon the shares of our
Common Stock outstanding and the number of authorized and unissued shares of our
Common Stock:

         *   The number of shares of our Common Stock owned by each stockholder will remain the same;
         *   The number of shares of Common Stock we are authorized to issue will increase to 100,000,000 shares;
         *   The par value of the Common Stock will remain $0.001 per share;
         *   The stated capital on our balance sheet attributable to the Common
             Stock will remain the same, as will the additional paid-in capital account.

Manner of Effecting the Recapitalization

     The Recapitalization will be effected by the filing of the Certificate of
Amendment to our Certificate of Incorporation with the Secretary of the State of
Delaware. The Recapitalization will become effective on the Effective Date.

No Rights of Appraisal

     Under the Laws of Delaware, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment to effect the Recapitalization, and we will not independently provide our stockholders with any such right.

Certain Federal Income Tax Consequences

     We believe that the federal income tax consequences of the Recapitalization to holders of our Common Stock will be as follows:

         *   No gain or loss will be recognized by a stockholder upon the
             Effective Date of the Recapitalization.
         *   The aggregate tax basis of shares of our Common Stock will not be effected by the Recapitalization.
         *   The  holding period of shares of our Common Stock after the
             Recapitalization will remain the same as the holding period prior to the Recapitalization.

     Our beliefs regarding the tax consequence of the Recapitalization are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

     This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

     The state and local tax consequences of the Recapitalization may vary significantly as to each stockholder, depending upon the state in which he or she resides.

     The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the
Federal, State and local tax consequences of the Recapitalization.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Luigi Brun
                                              --------------------------
                                                Luigi Brun, President

                                    EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                                  TEKRON, INC.

     Tekron, Inc., a corporation organized and existing under the laws of the
State of Delaware (the "Corporation"), and in accordance with the applicable provisions of Section 242, Section 141, and Section 228 of the Delaware General
Corporation Law (the "DGCL"):

     DOES HEREBY CERTIFY:

     FIRST: That the Fourth paragraph of the Corporation's Certificate  of
Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

           "FOURTH: The total number of shares of stock which the corporation is authorized to issue is One Hundred Million shares (100,000,000) of common stock with a par value of $.001 amounting to One Hundred Thousand dollars ($100,000.00)."

     SECOND: The foregoing Certificate of Amendment to the Articles of
Incorporation was adopted pursuant to DGCL Section 141 by the Board of Directors of the Corporation by unanimous written consent dated December 5, 2002, and was adopted pursuant to DGCL Section 228 by the holders of a majority of the
Company's issued and outstanding shares of capital stock entitled to vote on the matter by written consent of such stockholders dated December 5, 2002.
Therefore, the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to the Certificate of Incorporation to be executed by its duly authorized officer.

Signed, this December ___, 2002.                    _____________________
                                                    Luigi Brun, President